Exhibit 99.1

AMERICREDIT REPORTS SECOND QUARTER OPERATING RESULTS

•	2nd quarter net loss of $19 million, $0.17 per share

•	Increased loan loss reserves through higher provision for loan losses

•	FY08 originations target reduced to $6.5 to $7.0 billion

•	FY08 earnings guidance updated

FORT WORTH, TEXAS January 22, 2008 – AMERICREDIT CORP. (NYSE: ACF) today announced a net loss of $19 million, or $0.17 per share, for its second fiscal quarter ended December 31, 2007, versus earnings of $95 million, or $0.74 per share, for the same period a year earlier. For the six months ended December 31, 2007, AmeriCredit reported net income of $43 million, or $0.35 per share, versus earnings of $170 million, or $1.27 per share, for the six months ended December 31, 2006. Operating results include Long Beach Acceptance Corp. since its acquisition on January 1, 2007.

Net income for the three and six months ended December 31, 2006, included a $23 million after-tax gain ($36 million pre-tax), or $0.18 per share and $0.17 per share, respectively, related to the partial sale of AmeriCredit’s investment in DealerTrack Holdings, Inc.

Automobile loan purchases increased to $1.80 billion for the three months ended December 31, 2007, compared to $1.74 billion for the same quarter last fiscal year. Loans purchased for the six months ended December 31, 2007, were $4.19 billion compared to $3.42 billion for the same period a year earlier. Managed receivables totaled $16.35 billion at December 31, 2007, compared to $12.58 billion at December 31, 2006.

Annualized net charge-offs totaled 6.9% of average managed receivables for the December 2007 quarter compared to 5.8% for the December 2006 quarter. For the six months ended December 31, 2007, annualized net charge-offs were 6.2% compared to 5.6% for the same period last year.

Managed receivables 31-to-60 days delinquent were 6.8% of the portfolio at December 31, 2007, compared to 6.7% at December 31, 2006. Accounts more than 60 days delinquent were 3.0% of the portfolio at December 31, 2007, compared to 2.6% a year ago.

“The December quarter was challenging on many fronts, with weaker credit performance and uncertainty in the capital markets. As a result, we have revised our operating plans to align our loan volume with available capital resources,” said AmeriCredit President and Chief Executive Officer Dan Berce. “Over the next several months, we will bring our originations infrastructure and overhead into alignment with our revised originations target.”

Regulation FD

Pursuant to Regulation FD, the Company provides its expectations regarding future business trends to the public via a press release or 8-K filing. The Company anticipates some risks and uncertainties with its business. The Company undertakes no obligations to update its expectations regarding future business trends.

The following net income and earnings per share forecasts and the related assumptions have been updated from guidance provided on October 24, 2007, to reflect changes in the Company’s current business outlook.

Net income and EPS forecasts

	Revised Fiscal year ending June 30, 2008	Previous Fiscal year ending June 30, 2008
Net income ($ millions)	$170 - $195	$295 - $320

Earnings per share	$1.35 - $1.55	$2.30 - $2.50

The forecasts for fiscal year 2008 incorporate, but are not limited to, the following assumptions:

•	New loan origination volume of $6.5 to $7.0 billion;

•	Net interest margin of 10.5% to 11.0% of average receivables;

•	Operating expenses, excluding depreciation on leased vehicles, of 2.5% to 2.7% of the portfolio;

•	Credit losses of between 5.7% and 6.2%; and

•	Provision for loan losses as a percent of average receivables of between 5.8% and 6.3%.

AmeriCredit will host a conference call for analysts and investors today at 5:30 P.M. Eastern time. For a live Internet broadcast of this conference call, please go to the Company’s Web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent automobile finance company that provides financing solutions indirectly through auto dealers and directly to consumers in the United States and Canada. AmeriCredit has over one million customers and more than $16 billion in managed auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended June 30, 2007. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale vehicle values, reliance on warehouse financing and capital markets, the ability to continue to securitize its loan portfolio, the continued availability of credit enhancement for its securitization transactions on acceptable terms, fluctuating interest rates, increased competition, regulatory changes, the high degree of risk associated with subprime borrowers, acquisition integration and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

AmeriCredit Corp.

Consolidated Statement of Operations

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
Revenue:
Finance charge income	$612,699	$502,217	$1,224,557	$986,574
Other income	40,137	36,244	80,577	68,049
Servicing income	418	979	794	8,438
Gain on sale of equity investment	—	36,196	—	36,196

	653,254	575,636	1,305,928	1,099,257

Costs and expenses:
Operating expenses	103,084	94,095	208,049	182,383
Depreciation expense – leased vehicles	8,848	—	14,433	—
Provision for loan losses	356,513	174,800	601,158	348,705
Interest expense	214,033	155,860	425,294	299,331
Restructuring charges	(163)	77	(293)	386

	682,315	424,832	1,248,641	830,805

(Loss) income before income taxes	(29,061)	150,804	57,287	268,452
Income tax (benefit) provision	(9,971)	55,378	14,558	98,790

Net (loss) income	$(19,090)	$95,426	$42,729	$169,662

(Loss) earnings per share:
Basic	$(0.17)	$0.82	$0.37	$1.41

Diluted	$(0.17)	$0.74	$0.35	$1.27

Weighted average shares	114,253,706	115,834,752	114,933,806	120,518,553

Weighted average shares and assumed incremental shares	114,253,706	130,153,556	127,505,633	134,935,826

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	December 31, 2007	June 30, 2007	December 31, 2006
Cash and cash equivalents	$567,087	$910,304	$897,386
Finance receivables, net	15,436,986	15,102,370	11,857,385
Restricted cash – securitization notes payable	994,336	1,014,353	865,591
Restricted cash – credit facilities	175,971	166,884	149,173
Property and equipment, net	60,762	58,572	54,796
Leased vehicles, net	204,558	33,968	—
Deferred income taxes	244,065	151,704	99,657
Goodwill	212,595	208,435	8,914
Other assets	252,952	164,430	180,358

Total assets	$18,149,312	$17,811,020	$14,113,260

Credit facilities	$2,479,400	$2,541,702	$2,400,881
Securitization notes payable	12,368,081	11,939,447	8,907,498
Senior notes	200,000	200,000	—
Convertible debt	750,000	750,000	750,000
Funding payable	49,666	87,474	56,484
Accrued taxes and expenses	240,589	199,059	141,548
Other liabilities	84,438	18,188	14,212

Total liabilities	16,172,174	15,735,870	12,270,623

Shareholders’ equity	1,977,138	2,075,150	1,842,637

Total liabilities and shareholders’ equity	$18,149,312	$17,811,020	$14,113,260

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net (loss) income	$(19,090)	$95,426	$42,729	$169,662
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	20,505	13,419	37,460	19,497
Accretion and amortization of fees	5,904	(6,472)	10,592	(13,959)
Provision for loan losses	356,513	174,800	601,158	348,705
Deferred income taxes	(87,740)	(43,370)	(63,211)	42
Stock-based compensation expense	5,520	5,435	12,552	9,321
Gain on sale of available for sale securities	—	(36,196)	—	(36,196)
Other	447	(166)	885	(3,509)
Changes in assets and liabilities:
Other assets	(41,594)	39,127	(80,651)	3,305
Accrued taxes and expenses	77,065	28,699	36,255	(9,829)

Net cash provided by operating activities	317,530	270,702	597,769	487,039

Cash flows from investing activities:
Purchase of receivables	(1,835,876)	(1,950,000)	(4,126,287)	(3,740,828)
Principal collections and recoveries on receivables	1,534,023	1,300,174	3,119,836	2,631,281
Distributions from gain on sale Trusts	7,293	16,692	7,466	92,709
Purchases of property and equipment	(3,841)	(1,937)	(6,718)	(3,001)
Net purchases of leased vehicles	(40,837)	—	(172,550)	—
Proceeds from sale of available for sale securities	—	44,300	—	44,300
Net change in restricted cash and other	199,566	1,092,985	3,322	(11,812)

Net cash (used) provided by investing activities	(139,672)	502,214	(1,174,931)	(987,351)

Cash flows from financing activities:
Net change in credit facilities	267,361	429,786	(66,096)	294,599
Net change in securitization notes payable	(514,863)	(1,174,637)	425,464	386,773
Proceeds from issuance of convertible debt	—	—	—	497,376
Repurchase of common stock	—	—	(127,901)	(323,964)
Proceeds from issuance of common stock	3,347	29,206	13,546	43,226
Other net changes	(3,695)	1,406	(12,759)	(11,393)

Net cash (used) provided by financing activities	(247,850)	(714,239)	232,254	886,617

Net (decrease) increase in cash and cash equivalents	(69,992)	58,677	(344,908)	386,305
Effect of Canadian exchange rate changes on cash and cash equivalents	9	(2,058)	1,691	(2,159)
Cash and cash equivalents at beginning of period	637,070	840,767	910,304	513,240

Cash and cash equivalents at end of period	$567,087	$897,386	$567,087	$897,386

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
Origination volume	$1,804,719	$1,740,767	$4,185,936	$3,424,736
Loans securitized	1,025,651	601,800	3,713,833	2,975,741

Average on-book receivables	$16,409,662	$12,392,922	$16,298,629	$12,173,441
Average gain on sale receivables	6,462	58,069	14,137	181,432

Average managed receivables	$16,416,124	$12,450,991	$16,312,766	$12,354,873

	December 31, 2007	June 30, 2007	December 31, 2006
On-book receivables	$16,352,204	$15,922,458	$12,548,925
Gain on sale receivables	—	24,091	34,083

Managed receivables	$16,352,204	$15,946,549	$12,583,008

	Three Months Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
Operating expenses	$103,084	$94,095	$208,049	$182,383

Annualized operating expenses as a percent of average managed receivables	2.5%	3.0%	2.5%	2.9%

Tax rate	34.3%	36.7%	25.4%	36.8%

	December 31, 2007	June 30, 2007	December 31, 2006
Loan delinquency:
On-book:
(% of ending on-book receivables)
31 - 60 days	6.8%	4.7%	6.7%
Greater than 60 days	3.0	2.1	2.6

Total	9.8%	6.8%	9.3%

Managed portfolio:
(% of ending managed receivables)
31 - 60 days	6.8%	4.7%	6.7%
Greater than 60 days	3.0	2.1	2.6

Total	9.8%	6.8%	9.3%

	Three Months Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
Contracts receiving a payment deferral as an average quarterly percentage of average receivables outstanding:
On-book (% of average on-book receivables)	6.8%	6.8%	6.4%	6.5%

Managed portfolio (% of average managed receivables)	6.8%	6.7%	6.4%	6.5%

	Three Months Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
Net charge-offs:
On-book	$286,146	$183,153	$506,137	$345,017

Managed portfolio:	$286,162	$183,437	$506,175	$349,833

Annualized net charge-offs as a percent of average receivables:
On-book	6.9%	5.9%	6.2%	5.6%

Managed portfolio:	6.9%	5.8%	6.2%	5.6%

Annualized net recoveries as a percent of gross repossession charge-offs:
On-book	43.9%	48.8%	46.0%	48.8%

Managed portfolio:	43.9%	48.8%	46.1%	48.7%

	December 31, 2007	June 30, 2007	December 31, 2006
On-book receivables:
Principal	$16,352,204	$15,922,458	$12,548,925
Allowance for loan losses and nonaccretable acquisition fees	(915,218)	(820,088)	(691,540)

	$15,436,986	$15,102,370	$11,857,385

Allowance as a percentage of on-book receivables	5.6%	5.2%	5.5%

The Company’s net margin as reflected on the consolidated statement of operations is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
Finance charge income	$612,699	$502,217	$1,224,557	$986,574
Other income	40,137	36,244	80,577	68,049
Interest expense	(214,033)	(155,860)	(425,294)	(299,331)

Net margin	$438,803	$382,601	$879,840	$755,292

	Three Months Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
Finance charge income	14.8%	16.1%	14.9%	16.1%
Other income	1.0	1.1	1.0	1.1
Interest expense	(5.2)	(5.0)	(5.2)	(4.9)

Annualized net margin as a percent of average on-book receivables	10.6%	12.2%	10.7%	12.3%

The following table provides additional information for comparative purposes related to the Company’s acquisition of Long Beach Acceptance Corp. (“LBAC”) on January 1, 2007:

	Three Months Ended December 31, 2007		Six Months Ended December 31, 2007
	Total Company Excluding LBAC	Total	Total Company Excluding LBAC	Total
Origination volume	$1,601,136	$1,804,719	$3,710,118	$4,185,936
Average managed receivables	$14,333,313	$16,416,124	$14,236,416	$16,312,766
Net charge-offs	$262,521	$286,162	$465,898	$506,175
Annualized net charge-offs as a percent of average receivables	7.3%	6.9%	6.5%	6.2%

Contracts receiving a payment deferral as an average quarterly percentage of average receivables outstanding	7.3%	6.8%	6.9%	6.4%

Net margin	$409,661	$438,803	$818,112	$879,840

Annualized net margin as a percent of average on-book receivables	11.3%	10.6%	11.4%	10.7%

	December 31, 2007
	Total Company Excluding LBAC	Total
Managed receivables	$14,276,457	$16,352,204
Loan delinquency:
(% of ending managed receivables)
31 - 60 days	7.0%	6.8%
Greater than 60 days	3.2	3.0

Total	10.2%	9.8%

Allowance as a percentage of on-book receivables	5.9%	5.6%

Contact:

Investor Relations	Media Relations
Caitlin DeYoung	John Hoffmann
(817) 302-7394	(817) 302-7627